INTERNATIONAL FIBERCOM, INC.

               SUPPLEMENT TO THE PROSPECTUS DATED JANUARY 25, 1999

                                         Shares Available      Percent Owned
Name and Address of        Shares         for Sale Under      After Completion
Selling Shareholder        Owned(1)       This Prospectus    of the Offering (1)
-------------------        --------       ---------------    -------------------
The Corp. of Presidg       18,000 (7)         18,000
Bishop of the Church
of Jesus Christ of
Latter Day Saints

Thomas M. Clayton         858,000            858,000
9502 Bonney Lea Court
Richmond, VA 23236

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(7)  Shares acquired from Thomas M. Clayton by gift.



                      This Supplement is dated May 12, 2000